Exhibit 99.2

Excerpts from Private Placement Offering Memorandum

We have received the Hart Scott-Rodino clearance and approval necessary in order to close the Contribution and Purchase Transactions. We expect to close the Contribution and Purchase Transactions (as defined in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2015) shortly following the issuance of the notes, subject to the satisfaction of customary closing conditions.

Updates Regarding Clinica de la Mama Investigations and Qui Tam Action

Please refer to our previously reported disclosure set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2015.

On May 11, 2015, the U.S. District Court for the Middle District of Georgia denied a motion to extend the stay of the pending qui tam litigation captioned United States of America, ex. rel. Ralph D. Williams v. Health Management Associates, Inc., et al. As previously disclosed, we and four of our hospital subsidiaries are defendants in the qui tam action, which alleges that the arrangements the hospitals had with Hispanic Medical Management, Inc. (“HMM”), an unaffiliated entity that owned and operated clinics that provided, among other things, prenatal care predominantly to uninsured patients, violated the federal and state anti-kickback statutes and false claims acts. At a hearing on May 28, 2015, the court allowed the parties to file a motion to reconsider the court’s order denying the stay by June 19, 2015. The court has not yet set a trial date for this matter. On May 6, 2015, we received a grand jury subpoena pursuant to which the U.S. Department of Justice (“DOJ”) has informed us that it is seeking additional documents pertaining to the four hospitals as well as other hospitals in our southern region. These are hospitals that might have had interactions during the period from January 2000 through May 2015 with certain individuals who are targets of the pending criminal investigation being conducted by the Criminal Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Georgia. We are in the process of reviewing this subpoena and intend to timely produce responsive documents.

As previously disclosed, if we or our subsidiaries are determined to have violated the anti-kickback statutes in connection with the civil matter discussed above, the government could require us to reimburse related government program payments received during the subject period and assess civil monetary penalties including treble damages. If we or our subsidiaries are determined in the criminal proceeding to have violated the anti-kickback statutes, the sanctions could also include exclusion from participation in federal healthcare programs or criminal sanctions against current or former employees of our hospital subsidiary companies or the hospital companies themselves. Because these criminal investigations and proceedings are at an early stage, it is impossible at this time to predict with any certainty the terms, or potential impact on our business or financial condition, of any potential resolution of these matters. We will continue to vigorously defend against the government’s allegations. While we have established a reserve with respect to our possible liability in connection with the civil matter discussed above, changes in the reserve may be required in the future as additional information becomes available and the ultimate amount required to resolve such matters could materially exceed the reserve.

Preliminary Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined financial data gives effect to the Contribution and Purchase Transactions and related financings as if they had been completed on March 31, 2015 with respect to the pro forma balance sheet data and as of January 1, 2014 with respect to the pro forma statements of operations data.

The Contribution and Purchase Transactions will be accounted for under the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets acquired by Tenet based upon their respective fair values as of the closing date, which will be derived from valuations and other studies that are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities acquired in the pro forma condensed combined financial data set forth below based on estimates. The actual allocation of purchase price and the resulting effect on income from operations may differ materially from the pro forma amounts included herein.

The following unaudited pro forma condensed combined financial data are presented for illustrative purposes only and address a hypothetical situation and are not necessarily indicative of what Tenet’s actual financial position or results of operations would have been had the Contribution and Purchase Transactions and related financings been completed on the dates indicated above. The pro forma information below is not presented in accordance with Regulation S-X under the Securities Act of 1933 because it does not reflect financial or other information about the planned acquisition of European Surgical Partners Ltd., which entity, while not individually significant for us under any significance test under Regulation S-X under the Securities Act of 1933, is under common control with the businesses to be acquired in the Contribution and Purchase Transactions. Additionally, the unaudited pro forma condensed combined financial data are based on currently available information and a number of assumptions, estimates and adjustments as described in the accompanying notes and are subject to adjustments. Furthermore, the following unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined company. A number of factors may affect our results. See “Risk Factors” under Item 1A of Part I of our Annual Report and Item 1A of Part II of our Quarterly Report, “Forward-Looking Statements” under Item 1 of Part I of our Annual Report and Item 2 of Part I of our Quarterly Report and in “Risk Factors” under Item 1A of Part I of USPI’s Annual Report and Item 1A of Part II of the USPI Quarterly Report and “Forward-Looking Statements” in the USPI Annual Report and the USPI Quarterly Report.

Tenet Healthcare Corporation

Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2015

(Dollars in millions)	Historical Tenet	Historical USPI	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$185	$38	$(425	) (b)
			(1,420	) (c)
			2,400	(c)
			(64	) (c)
			(400	) (c)
			(18	) (d)	$296
Available for sale securities	—	11	(11	) (a)	—
Accounts receivable, less allowance for doubtful accounts	2,468	54	—		2,522
Other receivables	—	31	(31	) (a)	—
Inventories of supplies, at cost	268	10	—		278
Income tax receivable	2	—	—		2
Current portion of deferred income taxes	718	29	—		747
Assets held for sale	337	—	—		337
Other current assets	1,146	22	42	(a)	1,210

Total current assets	5,124	195	73		5,392
Investments and other assets	355	596	30	(a)	981
Other assets	—	30	(30	) (a)	—
Deferred income taxes, net of current portion	66	—	(66	) (a)	—
Property and equipment, at cost, less accumulated depreciation and amortization	7,528	128	—		7,656
Goodwill	3,874	1,267	(1,267	) (b)
			2,447	(b)	6,321
Other intangible assets, at cost, less accumulated amortization	1,478	367	(20	) (b)
			64	(c)	1,889

Total assets	$18,425	$2,583	$1,231		$22,239

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$400	$—	$(400	) (c)	$—
Current portion of long-term debt	110	19	(10	) (c)	119
Accounts payable	1,098	22	—		1,120
Accrued compensation and benefits	671	22	—		693
Professional and general liability reserves	188	—	27	(a)	215
Accrued interest payable	268	20	(20	) (c)	268
Due to affiliates	—	167	—		167
Liabilities held for sale	45	—	—		45
Other current liabilities	954	64	(27	) (a)	991

Total current liabilities	3,734	314	(430)		3,618
Long-term debt, net of current portion	11,824	1,439	(1,390	) (c)
			2,400	(c)	14,273
Professional and general liability reserves	524	—	—		524
Defined benefit plan obligations	629	—	—		629
Deferred tax liability	—	207	(66	) (a)	—
			(85	) (b)
			(3	) (d)	53
Other long-term liabilities	534	39	—		573

Total liabilities	17,245	1,999	426		19,670
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	208	196	1,157	(b)	1,561
Equity:
Shareholders’ equity:
Common stock	7	—	—		7
Additional paid-in capital	4,751	217	(217	) (b)	4,751
Accumulated other comprehensive loss	(179)		—		(179)
Accumulated (deficit) earnings	(1,363)	120	(120	) (b)
			(15	) (d)	(1,378)
Common stock in treasury, at cost	(2,377)	—	—		(2,377)

Total shareholders’ equity	839	337	(352)		824
Noncontrolling interests	133	51	—		184

Total equity	972	388	(352)		1,008

Total liabilities and equity	$18,425	$2,583	$1,231		$22,239

Notes to Preliminary Unaudited Pro Forma Condensed Combined

Balance Sheet

(a)	Adjusts the historical presentation of USPI’s financial statements to conform to Tenet’s presentation.

(b)	Records the payment of the purchase price to USPI and adjustments as the result of the preliminary allocation of the purchase price to the assets and liabilities acquired. The preliminary purchase price allocation is as follows:

Current assets	$195
Investment in affiliates	596
Other assets	30
Property and equipment	128
Goodwill	2,447
Intangible assets	347
Current liabilities	(314)
Long-term debt, net of current portion	(1,439)
Other liabilities	(39)
Deferred tax liability	(122)
Redeemable noncontrolling interest	(1,353)
Noncontrolling interest	(51)

Total	$425

No adjustments to the carrying value or useful lives of property and equipment were made in the preliminary purchase price allocations. Once detailed valuations and other studies are completed, the purchase price allocation will be updated to reflect fair values.

(c)	Reflects the issuance of $2.4 billion of debt by Tenet to fund the Contribution and Purchase Transactions and pay off the assumed debt of $1.4 billion, net of $64 million capitalized debt issuance costs. Also reflects the payoff of the interim loan agreement in connection with the use of proceeds contemplated for the Tenet secured notes.

(d)	Records estimated transaction fees paid to third parties in connection with the Contribution and Purchase Transactions. Costs to retire USPI debt are not included in the pro forma balance sheet adjustments.

Tenet Healthcare Corporation

Preliminary Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Year Ended December 31, 2014

(Dollars in millions except per share amounts)	Historical Tenet	Historical USPI	Pro Forma Adjustments		Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$17,920		$641	(a)
			(54	) (f)	$18,507
Net patient service revenues	—	$534	(534	) (a)	—
Management and contract service revenue	—	96	(96	) (a)	—
Other revenue	—	11	(11	) (a)	—
Less: provision for doubtful accounts	(1,305)	—	(11	) (a)
			2	(f)	(1,314)

Net operating revenues	16,615	641	(63)		17,193
Equity in earnings	—	117	1	(f)	118
Operating expenses:
Salaries, wages and benefits	8,023	175	32	(a)
			(20	) (f)	8,210
Medical services and supplies	—	110	(110	) (a)	—
Supplies	2,630	—	110	(a)
			(8	) (f)	2,732
Loss on deconsolidations	—	7	(7	) (a)	—
Other operating expenses, net	4,114	111	16	(a)
			(17	) (f)	4,224
Electronic health record incentives	(104)	—	—		(104)
General and administrative	—	48	(48	) (a)	—
Provision for doubtful accounts	—	11	(11	) (a)	—
Depreciation and amortization	849	26	(1	) (f)	874
Impairment and restructuring charges, and acquisition-related costs	153	—	7	(a)	160
Litigation and investigation costs	25	—	—		25

Operating income	925	270	(5)		1,190
Interest expense	(754)	(94)	90	(b)
			(148	) (c)
			(4	) (d)
			(1	) (f)	(911)
Loss from early extinguishment of debt	(24)	—	—		(24)

Income (loss) from continuing operations, before income taxes	147	176	(68)		255
Income tax benefit (expense)	(49)	(38)	25	(e)	(62)

Income (loss) from continuing operations	98	138	(43)		193
Less: Net income attributable to noncontrolling interests	64	77	42	(g)	183

Net income (loss) from continuing operations attributable to common shareholders	$34	$61	$(85)		$10

Earnings per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$0.35				$0.10
Diluted	$0.34				$0.10

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,801				97,801
Diluted	100,287				100,287

Tenet Healthcare Corporation

Preliminary Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Three Months Ended March 31, 2015

(Dollars in millions except per share amounts)	Historical Tenet	Historical USPI	Pro Forma Adjustments		Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$4,791		$158	(a)
			(10	) (f)	$4,939
Net patient service revenues	—	$130	(130	) (a)	—
Management and contract service revenue	—	25	(25	) (a)	—
Other revenue	—	3	(3	) (a)	—
Less: provision for doubtful accounts	(363)	—	(2	) (a)	(365)

Net operating revenues	4,428	158	(12)		4,574
Equity in earnings	—	21			21
Operating expenses:
Salaries, wages and benefits	2,125	46	8	(a)
			(5	) (f)	2,174
Medical services and supplies	—	26	(26	) (a)	—
Supplies	687	—	26	(a)
			(2	) (f)	711
Other operating expenses, net	1,093	29	6	(a)
			(4	) (f)
			(2	) (h)	1,122
Electronic health record incentives	(6)	—	—		(6)
General and administrative	—	14	(14	) (a)	—
Provision for doubtful accounts	—	2	(2	) (a)	—
Depreciation and amortization	207	6			213
Impairment and restructuring charges, and acquisition-related costs	29	—	(3	) (h)	26
Litigation and investigation costs	3	—	—		3

Operating income	290	56	6		352
Interest expense	(199)	(23)	22	(b)
			(37	) (c)
			(1	) (d)	(238)

Income (loss) from continuing operations, before income taxes	91	33	(10)		114
Income tax benefit (expense)	(16)	(6)	4	(e)	(18)

Income (loss) from continuing operations	75	27	(6)		96
Less: Net income attributable to noncontrolling interests	29	18	10	(g)	57

Net income (loss) from continuing operations attributable to common shareholders	$46	$9	$(16)		$39

Earnings per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$0.47				$0.40
Diluted	$0.46				$0.39

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,699				98,699
Diluted	100,872				100,872

Notes to Unaudited Pro Forma Condensed Combined

Statements of Operations

(a)	Adjusts the historical presentation of USPI’s financial statements to conform to Tenet’s presentation.

(b)	Eliminates USPI’s historical interest expense related to the debt that was paid off at date of the Contribution and Purchase Transactions.

(c)	Reflects the increase in interest expense for the $2.4 billion of anticipated borrowings incurred to fund the Contribution and Purchase Transactions and pay off the acquired debt based on an assumed blended interest rate of 6.18% along with estimated debt issuance costs of $64 million, which will be amortized over the term of the debt. The actual interest rate related to such borrowings may differ. For every 12.5 basis point variance in the weighted average interest rate of the notes from the assumed rate set forth above, interest expense would change by $3 million annually.

(d)	Adjusts amortization of debt issue costs for the anticipated borrowings incurred to fund the Contribution and Purchase Transactions and pay off the acquired debt.

(e)	Reflects the applicable income tax effects of the pro forma adjustments in this column at an effective tax rate of 37%.

(f)	Reflects the businesses previously consolidated by USPI where only a noncontrolling interest was contributed resulting in deconsolidation and accounting under the equity method of accounting.

(g)	Adjusts the noncontrolling interest to reflect the ownership by Tenet of 50.1% of the businesses consolidated in the joint venture from both Tenet and USPI.

(h)	Eliminates acquisition expenses related to this transaction reflected in the historical financial statements.